Exhibit 99

NEWS RELEASE

Date:             October 20, 2006

Contact:          R. Riggie Ridgeway - President & CEO
                  William B. West - Executive Vice President
                  Robert E. Dye, Jr. - Senior Vice President & CFO

To:               News Media

Release Date:     Immediate



                          PEOPLES BANCORPORATION, INC.

                       SURPASSES HALF-BILLION DOLLAR MARK,

                      ANNOUNCES 22.2% INCREASE IN EARNINGS


Easley, SC - Peoples Bancorporation, Inc., the parent company for The Peoples National Bank, Easley, South Carolina, Bank of Anderson, N.A., Anderson, South Carolina and Seneca National Bank, Seneca, South Carolina, reported total consolidated earnings of $3,648,000 for the nine months ended September 30, 2006, a 22.2% increase over earnings of $2,985,000 reported for the nine months ended September 30, 2005. Total consolidated earnings for the third quarter of 2006 were $1,321,000, a 23.1% increase over earnings of $1,073,000 reported for the third quarter of 2005. Return on average equity for the first nine months of 2006 was 11.18% compared to 9.98% for the first nine months of 2005, while return on average equity for the third quarter of 2006 was 11.73% compared to 10.42% for the third quarter of 2005. Diluted earnings per share for the first nine months of 2006 were $0.55 compared to $0.45 for the first nine months of 2005, while diluted earnings per share were $0.20 for the third quarter of 2006 compared to $0.16 for the third quarter of 2005.

Total assets at September 30, 2006 were $509,217,000, a $26,589,000 increase over the $482,628,000 in total assets at September 30, 2005. At September 30, 2006 total gross loans were $361,040,000 compared to $364,497,000 at September 30, 2005, a decrease of $3,457,000. Total deposits at September 30, 2006 were $387,364,000, a $10,745,000 decrease from the $398,109,000 in total deposits at
September 30, 2005.

Commenting on the Company's performance, Company President R. Riggie Ridgeway stated, "We are proud to report the Company reached a milestone in its history at September 30, 2006 as total assets increased to over one-half billion dollars. For the nine months ending September 30, 2006, we are pleased to report that each of our three subsidiary banks produced double-digit income growth that resulted in the Company's consolidated income increasing 22.2% over the first nine months of 2005. The third quarter of 2006 marks our sixth consecutive quarter with net earnings in excess of $1 million." Ridgeway, added, "We continue to be excited about the future prospects of our company as we expand our presence in the Upstate and improve our performance in our core banking activities."

In other business, the Company announced that its Board of Directors had approved a 5% common stock dividend in addition to its regular quarterly cash dividend. The 5% stock dividend will be issued on January 5, 2007 to shareholders of record as of December 22, 2006. The Company's quarterly cash dividend of $0.05 per share will be paid on January 4, 2007 to shareholders of record as of December 21, 2006.

Currently, The Peoples National Bank maintains four (4) full-service locations: two (2) in Easley, one (1) in Pickens and one (1) in Powdersville, South Carolina; The Peoples National Bank maintains one (1) loan-production office in Greenville, South Carolina; Bank of Anderson, N.A. maintains two (2) locations in Anderson, South Carolina; and Seneca National Bank maintains one (1) location in Seneca, South Carolina.

To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from actual results. Additional information concerning some of the factors that could cause materially different results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and in Forms 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, which are or will be available from the Securities and Exchange Commission's public reference facilities and from its website at www.sec.gov, or from the Company's shareholders' relations department.

                          PEOPLES BANCORPORATION, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                (Amounts in thousands except share information)

                                               Three Months Ended
                                                 September 30,
 Income Statement                              2006        2005          Change
                                               ----        ----          ------
  Net interest income ....................   $ 4,941     $ 4,450         11.03%
  Provision for loan losses ..............       225         165         36.36%
  Other income ...........................       895         899         -0.44%
  Other expenses .........................     3,682       3,583          2.76%
                                             -------     -------
     Income before income taxes ..........     1,929       1,601         20.49%
  Provision for income taxes .............       608         528         15.15%
                                             -------     -------
     Net Income ..........................   $ 1,321     $ 1,073         23.11%
                                             =======     =======

  Return on average assets* ..............     1.06%       0.89%
  Return on average equity* ..............    11.73%      10.42%

Net income per common share**
  Basic ..................................   $ 0.20     $  0.16
  Diluted ................................   $ 0.20     $  0.16


                                               Nine Months Ended
                                                 September 30,
 Income Statement                              2006        2005         Change
 ----------------                              ----        ----         ------
  Net interest income .....................  $14,565     $12,644        15.19%
  Provision for loan losses ...............      718         521        37.81%
  Other income ............................    2,856       2,678         6.65%
  Other expenses ..........................   11,348      10,367         9.46%
                                             -------     -------
     Income before income taxes ...........    5,355       4,434        20.77%
  Provision for income taxes ..............    1,707       1,449        17.81%
                                             -------     -------
     Net Income ...........................  $ 3,648     $ 2,985        22.21%
                                             =======     =======

  Return on average assets* ...............    1.00%       0.87%
  Return on average equity* ...............   11.18%       9.98%

Net income per common share**
  Basic ...................................  $  0.55     $  0.46
  Diluted .................................  $  0.55     $  0.45


                                               As of September 30,
Balance Sheet                                   2006         2005        Change
-------------                                   ----         ----        ------
  Total assets ............................  $509,217     $482,628       5.51%
  Gross loans .............................   361,040      364,497      -0.95%
  Allowance for loan losses ...............     4,081        3,979       2.56%
  Loans, net ..............................   356,959      360,518      -0.99%
  Securities ..............................   112,069       76,836      45.85%
  Total earning assets ....................   477,737      446,087       7.10%
  Total deposits ..........................   387,364      398,109      -2.70%
  Shareholders' equity ....................    44,825       40,469      10.76%
  Book value per share** ..................      6.77         6.18       9.55%

*  Annualized
** 2005 per share data has been restated to reflect the 5% stock dividend to be effected in January 2007.